UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 6, 2005	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Baylis Road Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 777-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 6, 2005, the stockholders of Comtech Telecommunications Corp. (the “Company”), voting at the Company’s Annual Stockholders’ Meeting, approved the amendment of the Company’s 2000 Stock Incentive Plan (the “Plan”) to provide that the aggregate number of shares of the Company’s Common Stock subject to awards under the Plan or with respect to which awards may be granted be increased by 1,500,000 shares. The amended and restated Plan is filed herewith as Exhibit 10.1.

Item 8.01	Other Events

Also at the Company’s Annual Stockholders’ Meeting, the stockholders of the Company (i) approved an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 30,000,000 to 100,000,000; (ii) reelected Mr. Gerard R. Nocita and Mr. Ira Kaplan as directors for a three-year term; and (iii) ratified the selection of KPMG LLP as the Company’s auditors for its fiscal 2006 year.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Amended and Restated Comtech Telecommunications Corp. 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.
Dated: December 12, 2005
By: /s/ Robert G. Rouse Name: Robert G. Rouse Title: Executive Vice President
and Chief Financial Officer